Kushner ▪ Smith ▪ Joanou ▪ Gregson

CERTIFIED PUBLIC ACCOUNTANTS

Exhibit 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-65204) of the Onyx Acceptance Corporation of our report dated June 4, 2004, relating to the financial statements of the Onyx Acceptance Corporation 401(k) Savings Plan, which appears in this Form 11-K.

Kushner, Smith, Joanou & Gregson, LLP

Orange County, California
June 30, 2004

Kushner, Smith, Joanou & Gregson, LLP

8105 Irvine Center Dr.	▪	Suite 1000	▪	Irvine California 92618	▪	949-261-2808	▪	FAX 949-261-0188